UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.___)

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☐	Soliciting Material Under §240.14a-12

MICROMET, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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MICROMET, INC.
6707 Democracy Boulevard
Suite 505
Bethesda, Maryland 20817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 17, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Micromet, Inc., a Delaware corporation. The meeting will be held on Wednesday, June 17, 2009 at 1:00 p.m. local time at the Marriott Suites Bethesda, 6711 Democracy Boulevard, Bethesda, Maryland 20817 for the following purposes:

(1)	To elect the board of directors’ three nominees for Class III director to hold office until the 2012 Annual Meeting of Stockholders.
(2)	To ratify the selection by the audit committee of the board of directors of Ernst & Young LLP as independent registered public accounting firm of Micromet, Inc. for its fiscal year ending December 31, 2009.
(3)	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 29, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholders’ Meeting to Be Held on June 17, 2009.

The proxy statement and annual report to stockholders are available at http://www.proxyvote.com.

By Order of the Board of Directors

/S/ MATTHIAS ALDER

Matthias Alder
Secretary

Bethesda, Maryland
April 30, 2009

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

MICROMET, INC.
6707 Democracy Boulevard
Suite 505
Bethesda, Maryland 20817

PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
June 17, 2009

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the board of directors of Micromet, Inc. (sometimes referred to as “Micromet”) is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders, including at any adjournment or postponement of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions contained in these materials to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about May 7, 2009 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Wednesday, June 17, 2009 at 1:00 p.m. local time at the Marriott Suites Bethesda, 6711 Democracy Boulevard, Bethesda, Maryland 20817. Directions to the annual meeting may be found at www.micromet-inc.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 29, 2009 will be entitled to vote at the annual meeting. On this record date, there were 50,924,347 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 29, 2009 your shares were registered directly in your name with Micromet’s transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. Please note, however, that effective as of May 1, 2009, our new transfer agent is American Stock Transfer & Trust Company. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed in these materials to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 29, 2009 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

(1)	Election of the board of directors’ three nominees for Class III director to hold office until the 2012 Annual Meeting of Stockholders; and
(2)	Ratification of the audit committee of the board of directors’ selection of Ernst & Young LLP as independent registered public accounting firm of Micromet, Inc. for its fiscal year ending December 31, 2009.

What if another matter is properly brought before the meeting?

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 16, 2009 to be counted.
•	To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 16, 2009 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Micromet. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 29, 2009.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director and “For” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or on the Internet.
•	You may send a timely written notice that you are revoking your proxy to Micromet’s corporate secretary at 6707 Democracy Boulevard, Suite 505, Bethesda, Maryland 20817.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2009, to our corporate secretary, at 6707 Democracy Boulevard, Suite 505, Bethesda, Maryland 20817.

If you wish to submit a proposal that is not to be included in next year’s proxy materials, or to nominate a director, you must deliver your notice to the corporate secretary at the address above not later than the close of business on March 19, 2010 nor earlier than the close of business on February 17, 2010; provided, however, that in the event that the date of the 2010 annual meeting is before May 18, 2010 or after August 16,

2010, your notice must be delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the earlier of (i) the day on which notice of the meeting was mailed or (ii) the date public announcement of the date of such meeting is first made by us. In no event will the public announcement of an adjournment or postponement of the 2010 annual meeting commence a new time period (or extend any time period) for the giving of your notice as described above. If your notice is not timely delivered, then for all proxies we receive, the proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote against the matter.

Your notice must set forth: (a) as to each person whom you propose to nominate for election or re-election as a director, all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-101 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that you propose to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of yours or of the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (c) as to you and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) your name and address or that of such beneficial owner, (ii) the class and number of shares of our capital stock which are owned beneficially and of record by you and such beneficial owner, (iii) a representation that you are a holder of record of our stock entitled to vote at such meeting and you intend to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether you or the beneficial owner, if any, intends or is part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (z) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by you if you have notified us of your intention to present a proposal at the 2010 annual meeting in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and your proposal has been included in a proxy statement that has been prepared by us to solicit proxies for such annual meeting.

We may also require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as a member of our board of directors.

You are also advised to review our Amended and Restated Bylaws, filed with the United States Securities and Exchange Commission (“SEC”) as an exhibit to a Current Report on Form 8-K on October 9, 2007, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York

Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

How many votes are needed to approve each proposal?

•	For the election of directors, Proposal No. 1, the three nominees receiving the most “For” votes from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.
•	To be approved, Proposal No. 2, the ratification of the selection of our independent accountants, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 50,924,347 shares outstanding and entitled to vote. Therefore, the holders of 25,462,174 shares must be present in person or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the second quarter of 2009.

What proxy materials are available on the Internet?

The letter to stockholders, proxy statement and annual report to stockholders, including our Form 10-K for the year ended December 31, 2008, are available at http://www.proxyvote.com.

Proposal No. 1

Election Of Directors

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class, including any vacancies created by any increase in the number of directors, serves for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our board of directors presently has nine members. There are three directors in the class whose term of office expires in 2009, each of whom has been nominated for re-election: Mr. David F. Hale, Dr. Michael G. Carter and Mr. John E. Berriman. Each of the nominees is currently a director of Micromet and each was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2012 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the annual meeting. Except for Mr. Hale, all of our current directors who were in office at the time of the 2008 Annual Meeting of Stockholders attended the annual meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting. Ages presented are as of April 29, 2009.

Nominees for Election for a Three-Year Term Expiring at the 2012 Annual Meeting

David F. Hale

David F. Hale, age 60, has served as a member of our board of directors since 2000, and as chairman of our board since May 2006. He served as President and Chief Executive Officer of our predecessor CancerVax Corporation from 2000 to the closing of the merger with Micromet AG in May 2006. Mr. Hale was appointed Executive Chairman in December 2007 and Interim Chief Executive Officer from January 2008 to August 2008 of Somaxon Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, where he was a co-founder and previously Chairman. From 1998 to 2000, Mr. Hale served as President and Chief Executive Officer of Women First HealthCare, Inc., a publicly traded specialty pharmaceuticals company. Prior to joining Women First HealthCare, Mr. Hale served from 1987 to 1997 as Chairman, President and Chief Executive Officer of Gensia, Inc., a publicly held biopharmaceutical company, which merged with Sicor, Inc., to form GensiaSicor, Inc., and which was acquired by Teva Pharmaceutical Industries Limited. He also served from 1987 to 1995 as Chairman of Viagene, Inc., a publicly held biotechnology company that was acquired by Chiron, Inc. Mr. Hale served from 1982 to 1987 as President, Chief Executive Officer and Chief Operating Officer with Hybritech, Inc., a publicly-traded biotechnology company that was acquired by Eli Lilly and Co. in 1986. Prior to joining Hybritech, Mr. Hale served from 1980 to 1982 as Vice President, Sales and Marketing and then as Vice President and General Manager with BBL Microbiology Systems, a division of Becton, Dickinson & Co. From 1971 to 1980, Mr. Hale held various marketing and sales management positions with Ortho Pharmaceutical Corporation, a division of Johnson & Johnson, Inc. Mr. Hale currently serves as Chairman of the board of directors of two publicly traded biopharmaceutical companies, Santarus, Inc. and Metabasis Therapeutics, Inc., as well as Chairman of SkinMedica, Inc. and Neurelis, Inc., and a director of Conatus Pharmaceuticals, Inc. Mr. Hale is also a director of the Biotechnology Industry Organization, BIOCOM, the Burnham Institute, and Rady Children’s Hospital, San Diego and is a co-founder and chairman of CONNECT. Mr. Hale received a B.A. in biology and chemistry from Jacksonville State University.

Michael G. Carter, M.B., Ch.B., F.R.C.P. (Edinburgh)

Michael G. Carter, M.B., Ch.B., F.R.C.P. (Edinburgh), age 71, has served as a member of our board of directors since 2001, and was a member of the supervisory board of our subsidiary Micromet AG until May 2006. Dr. Carter is a venture partner at SV Life Sciences Advisers LLP and a member of the advisory board of Paul Capital Royalty Fund. Dr. Carter retired from Zeneca, PLC, a publicly traded global pharmaceutical company and predecessor of AstraZeneca, in 1998, where he had been on the pharmaceutical board. Dr. Carter served at Zeneca as International Medical Director from 1986 to 1989 and as International Marketing Director from 1990 to 1995. Under his direction, Zeneca developed and launched numerous drugs including CasodexTM, the most widely prescribed anti-androgen for prostate cancer therapy in the U.S.; ZoladexTM, an LHRH analogue for prostate cancer and breast cancer; and ArimidexTM, the first new generation aromatase inhibitor for breast cancer. Dr. Carter also contributed to the post-marketing development of tamoxifen, the first selective estrogen receptor modulator approved for the treatment of breast cancer. From 1985 to 1995, Dr. Carter served as a member of the U.K. Government’s Medicines Commission. From 1976 to 1984, Dr. Carter held several positions with Roche Products, Ltd., including head of Medical Development and Medical Affairs and Director of the Pharmaceutical Division. Dr. Carter currently serves as a Director of several European and U.S. biopharmaceutical companies, including Fulcrum Pharmaceuticals PLC, a publicly held company in the United Kingdom, and as a member of the boards of directors of Santarus, Inc. and GTx, Inc., both publicly held biotechnology companies in the U.S. Dr. Carter is an Elected Fellow of the Royal Pharmaceutical Society, Faculty of Pharmaceutical Medicine, and of the Royal College of Physicians of Edinburgh. Dr. Carter received a bachelor’s degree in Pharmacy from London University (U.K.) and a medical degree from Sheffield University Medical School (U.K.).

John E. Berriman

John E. Berriman, age 61, has served as a member of our board of directors since May 2006. Mr. Berriman was a member of the supervisory board of our subsidiary Micromet AG until May 2006. Since May 2004, Mr. Berriman has been a consultant and a non-executive director of a number of private and public biotech companies, including Algeta ASA and Ablynx NV. He served as executive deputy chairman of Oxxon Therapeutics, Inc. until its sale to Oxford BioMedica in May 2007. Mr. Berriman served as a member of the board of directors of Alnylam Pharmaceuticals, Inc., a publicly held company, from 2003 until December 2005. From 2001 until May 2004, Mr. Berriman served as a director of Abingworth Management, a venture capital firm specializing in life science biomedical companies. Mr. Berriman was a consultant to Abingworth Management from 1997 to 2001. From 1989 until 1996 Mr. Berriman was an executive director of Celltech plc. He has a degree in Chemical Engineering from the University of Cambridge and an MBA from the London Business School.

The Board Of Directors Recommends
A Vote in Favor of Each Named Nominee.

Directors Continuing in Office Until the 2010 Annual Meeting

Jerry C. Benjamin

Jerry C. Benjamin, age 68, has served as a member of our board of directors since May 2006, and was a member of the supervisory board of our subsidiary Micromet AG until May 2006. Mr. Benjamin was a General Partner of Advent Venture Partners, a venture capital management firm in London, from 1985 until his retirement at the end of 2008. He currently serves as Senior Advisor to the AVP Life Sciences team. Mr. Benjamin also serves on the board of directors of Orthofix International N.V., an international orthopedics company listed on the NASDAQ Global Market and Ivax Diagnostics, Inc., an international diagnostics company listed on the NYSE Amex stock exchange. In the past, Mr. Benjamin has been a director of a number of public and private healthcare companies.

Kapil Dhingra, M.B., B.S.

Dr. Kapil Dhingra, age 49, has served as a member of our board of directors since February 2009. Dr. Dhingra founded, and since June 2008 has been the sole member of, KAPital Consulting, LLC, a consulting company dedicated to assisting biotechnology, pharmaceutical and diagnostic companies realize clinical and commercial advances in oncology. From 1999 to June 2008, Dr. Dhingra worked in positions of increasing responsibility at Hoffman-La Roche, most recently serving as Vice President, Head, Oncology Disease Biology Leadership Team, and Head, Oncology Clinical Development. Prior to Hoffmann-La Roche, from 1996 to 1999, Dr. Dhingra worked as a Clinical and Senior Clinical Research Physician with Eli Lilly and Company, and from 1989 to 1996, as Clinical Instructor, Assistant Professor of Medicine at the University of Texas M.D. Anderson Cancer Center. Throughout his industry career, he maintained an active faculty appointment, initially at Indiana University School of Medicine from 1997 to 1999 as Clinical Associate Professor, and, more recently, at Memorial Sloan Kettering Cancer Center in New York from 2000 to 2008. Dr. Dhingra holds an M.B.B.S. degree (equivalent to a U.S. M.D. degree) from the All India Institute of Medical Services, and has performed postgraduate work at the All India Institute of Medical Services, the Lincoln Medical and Mental Health Center (New York Medical College), Bronx, NY and Emory University School of Medicine, Atlanta, GA.

Otello Stampacchia, Ph.D.

Otello Stampacchia, Ph.D., age 39, has served as a member of our board of directors since May 2006, and was a member of the supervisory board of our subsidiary Micromet AG until May 2006. Dr. Stampacchia has been an Adviser to Omega Fund since 2005. The Omega Fund acquires ownership interests in public and private biopharmaceutical and device companies, focusing on Western Europe and the United States. Dr. Stampacchia has been involved in various advisory activities in biotechnology since 2001. Previously, Dr. Stampacchia was a member of the health care Corporate Finance and M&A team at Goldman Sachs International in London, and he also helped initiate the health care investment activities of Index Securities (now Index Ventures). Dr. Stampacchia has a Ph.D. in Molecular Biology from the University of Geneva (Switzerland), a European Doctorate in Biotechnology (EDBT) from the European Association for Higher Education in Biotechnology, and a M.Sc. in Genetics from the University of Pavia (Italy).

Directors Continuing in Office Until the 2011 Annual Meeting

Christian Itin, Ph.D.

Christian Itin, Ph.D., age 44, has served as our Chief Executive Officer and as a director since May 2006, and has served in the following capacities with our subsidiary Micromet AG: Chief Executive Officer from March 2004 to May 2006, Chief Business Officer from 2002 to March 2004, Vice President of Business and Corporate Development from 2001 to 2002, Vice President of Corporate Development from 2000 to 2001 and Head of IP and Licensing from 1999 to 2000. Before joining Micromet, Dr. Itin was a co-founder of Zyomyx, Inc., a protein chip company in Hayward, California. Dr. Itin received a Diploma in biology and a Ph.D. in cell biology from the University of Basel, Switzerland. In addition, he also performed post-doctoral research at the Biocenter of Basel University and at the Stanford University School of Medicine.

Peter Johann, Ph.D.

Peter Johann, Ph.D., age 51, has served as a member of our board of directors since July 2006. Dr. Johann is a Managing General Partner of NGN Capital, a venture capital firm. He joined NGN Capital from Boehringer Ingelheim, a global pharmaceutical company based in Germany, where he was the Division Head of Corporate Development responsible for strategic planning, strategic projects, M&A, business development and licensing. Prior to this, Dr. Johann has served as Global Business Leader at F. Hoffman-La Roche, a global pharmaceutical and healthcare company, where he led global business teams and was responsible for global marketing of oncology products as well as evaluation of pipeline products from internal and external sources. Dr. Johann joined Roche from Boehringer Mannheim where he was Head of Business Development and Marketing Molecular Medicine. In addition to marketing activities, Dr. Johann was involved in setting up and managing joint venture companies as a member of the supervisory board. He was also responsible for licensing activities of the joint ventures. Prior to that he held various positions in the fields of marketing, sales and business development with Boehringer Mannheim Biochemicals, Kaneka and Rohm. Dr. Johann obtained his Ph.D. from the Technical University Munich. Dr. Johann is a director of Nitec Pharma AG, a privately held specialty pharmaceutical company in Switzerland; NaniRx Therapeutics, a privately held biotechnology company in New York; Resverlogix Corp., a publicly held company in Canada and Vivaldi Biosciences, a privately held company in New York. Dr. Johann is a board observer of Cerapedics Inc.

Joseph P. Slattery

Joseph P. Slattery, age 44, has served as a member of our board of directors since November 2007. Mr. Slattery was Chief Financial Officer and Senior Vice President of Digene Corporation, a publicly held medical diagnostics company that was acquired by Qiagen, N.V. in July 2007. At Digene, Mr. Slattery was responsible for the financial, accounting, project management, information technology and legal functions. Prior to his appointment as Chief Financial Officer in 2006, Mr. Slattery served as Digene’s Senior Vice President, Finance and Information Systems from 2002 to 2006, and as Vice President, Finance and as Controller from 1996 to 2002. Mr. Slattery currently serves as a director and chairman of the audit committee of TranS1, Inc., a publicly traded medical device company. Mr. Slattery also currently serves as a director and chairman of the audit committee of CVRx, Inc., a privately-held medical device company. Mr. Slattery received a B.S. degree in accountancy from Bentley College and is a certified public accountant.

Information Regarding the Board of Directors and Corporate Governance

Independence of The Board of Directors

Under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board consults with our outside legal counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all identified relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent auditors, the board has affirmatively determined that each of Mr. Benjamin, Mr. Berriman, Dr. Carter, Dr. Dhingra, Dr. Johann, Mr. Slattery and Dr. Stampacchia is an independent director within the meaning of the applicable NASDAQ listing standards. Dr. Itin, our President and Chief Executive Officer, is not an independent director by virtue of his current employment by us. Mr. Hale is not currently an independent director by virtue of his previous employment as our chief executive officer until May 2006.

Meetings of the Board of Directors

Our board of directors met eleven times during the last fiscal year. Each director attended 75% or more of the aggregate number of meetings of the board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

Information Regarding Committees of the Board of Directors

Our board of directors has established three committees: an audit committee, a compensation committee, and a nominating & corporate governance committee. The following table provides membership and meeting information for each of the board committees:

Name	Audit	Compensation	Nominating & Corporate Governance
Mr. Jerry C. Benjamin		X*	X
Mr. John E. Berriman	X	X
Dr. Michael G. Carter		X	X*
Dr. Kapil Dhingra(1)			X
Mr. David F. Hale
Dr. Christian Itin
Dr. Peter Johann(2)	X	X
Mr. Barclay A. Phillips(3)	X		X
Dr. Otello Stampacchia		X
Mr. Joseph P. Slattery(4)	X*		X
Total meetings in fiscal year 2008	9	4	4

*	Committee Chairperson

(1)	Dr. Dhingra was appointed to the nominating & corporate governance committee in March 2009.
(2)	Dr. Johann was appointed to the audit committee in September 2008.
(3)	Mr. Phillips resigned as a director and member of the audit and nominating & corporate governance committees in August 2008, concurrently with his appointment as our chief financial officer.
(4)	Mr. Slattery was appointed to the nominating & corporate governance committee in October 2008.

Below is a description of each committee of our board of directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Our board of directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the company.

Audit Committee

The audit committee of our board of directors was established by the board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The audit committee is currently composed of three directors: Mr. Slattery, Mr. Berriman and Dr. Johann. Mr. Phillips served on the committee during 2008 but resigned in August 2008 upon his appointment as our chief financial officer. Dr. Johann was appointed to the committee following Mr. Phillips’s resignation. The audit committee has adopted a written charter that is available to stockholders on our website at www.micromet-inc.com. The information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

Pursuant to its charter, the purpose of the audit committee is to oversee our accounting and financial reporting processes and our audits of the financial statements on behalf of our board of directors and report the results of its activities to the board. In carrying out these responsibilities, the audit committee performs several functions, including:

•	evaluating the performance of and assessing the qualifications of our independent auditors;
•	determining and approving the engagement of our independent auditors;
•	determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
•	reviewing and approving the retention of our independent auditors to perform any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our audit engagement team as required by law;
•	reviewing and approving or rejecting transactions between us and any related persons;
•	conferring with management and our independent auditors regarding the effectiveness of internal controls over financial reporting;
•	reviewing our procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•	meeting to review our annual audited financial statements and quarterly financial statements with management and our independent auditors, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our board of directors reviews the NASDAQ listing standards definition of independence for audit committee members on an annual basis and has determined that all members of our audit committee are independent (as independence is currently defined in Rules 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards). Our board of directors has also determined that Mr. Slattery qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The board made a qualitative assessment of Mr. Slattery’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for a public reporting company.

The audit committee met nine times during fiscal year 2008. The audit committee’s agenda for each meeting was established by the audit committee’s chairman in consultation with our chief financial officer. The audit committee meetings included discussion of significant accounting policies applied by us in our financial statements, as well as alternative treatments. The audit committee’s meetings included, whenever appropriate, executive sessions in which the audit committee met separately with our independent auditors and our chief financial officer as appropriate.

The audit committee is updated quarterly on management’s process to assess the adequacy of our system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of our internal control over financial reporting. The audit committee has also discussed with our independent auditors our internal control assessment process, management’s assessment with respect thereto and our independent auditors’ evaluation of our system of internal control over financial reporting.

In March 2009, the audit committee engaged Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009, and reviewed with senior members of our financial management team and Ernst & Young LLP the overall audit scope and plans and the results of external audit examinations.

Report of the Audit Committee of the Board of Directors(1)

As part of its oversight of our financial statements, the audit committee reviews and discusses with both management and our independent auditors all annual and quarterly financial statements prior to their issuance, including the audited financial statements for the fiscal year ended December 31, 2008. During fiscal year 2008, management advised the audit committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the audit committee. These reviews included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, including the quality of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees, and received the written disclosures and letter from Ernst & Young LLP to the committee required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence.

Taking all of these reviews and discussions into account, on March 5, 2009, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Mr. Joseph P. Slattery, Chairman
Mr. John E. Berriman
Dr. Peter Johann

Compensation Committee

The compensation committee is composed of five directors: Messrs. Benjamin and Berriman, and Drs. Carter, Johann and Stampacchia. All members of our compensation committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards. The compensation committee met four times during the 2008 fiscal year. The compensation committee has adopted a written charter that is available to stockholders on our website at www.micromet-inc.com. The information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

(1)	The material in this report of the audit committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Micromet under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The compensation committee of our board of directors reviews, recommends for adoption by the board, and oversees our compensation philosophy, strategy, policies, plans and programs. The functions of this committee include:

•	reviewing and approving corporate performance objectives relevant to the compensation of our chief executive officer and evaluating his performance in light of these stated objectives;
•	reviewing and approving compensation and management incentive compensation plans for all executive officers, other officers (as such term is defined in Rule 16a-1, promulgated under the Exchange Act), vice presidents, and other employees with a base salary greater than or equal to $250,000, or €180,000 for employees based in Germany;
•	reviewing and, as it deems appropriate, recommending to our board of directors all compensation for any of our directors, including making recommendations with respect to awards under our equity incentive plans;
•	reviewing and approving base salaries of our executive officers, as well as employment agreements and severance arrangements for our executive officers;
•	establishing, administering and exercising authority under our annual incentive compensation, 401(k) and equity incentive award plans and other similar plans and programs;
•	determining our policy with regard to change of control or “parachute” payments;
•	reviewing and approving executive officer and director indemnification and insurance matters; and
•	reviewing our Compensation Discussion and Analysis to consider whether to recommend to the board that it be included in the proxy statement and other filings with the SEC.

Compensation Committee Processes and Procedures

The compensation committee generally meets four times annually and with greater frequency if necessary. From time to time, various members of management as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. In addition, the compensation committee meets regularly in executive session. Our chief executive officer does not participate in, and is not present during, any deliberations or determinations of the committee relating to his compensation. The charter of the compensation committee grants the committee the authority to retain, at our expense, independent counsel, compensation and benefits consultants and other outside experts or advisors as the committee believes to be necessary or appropriate in the performance of its duties. The committee may also utilize the services of our regular legal counsel or our other advisors. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Historically, the compensation committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, compensation adjustments as a result of promotions, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the compensation committee’s process for setting executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our chief executive officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our chief executive officer. In the case of our chief executive officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted.

The specific determinations of the compensation committee with respect to executive compensation for fiscal 2008 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Nominating & Corporate Governance Committee

The nominating & corporate governance committee is currently composed of four directors: Mr. Benjamin, Dr. Carter, Dr. Dhingra and Mr. Slattery. Mr. Phillips served on the committee during 2008 but resigned in August 2008 upon his appointment as our chief financial officer. Mr. Slattery and Dr. Dhingra were appointed to the committee in October 2008 and March 2009, respectively. All members of the nominating & corporate governance committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The nominating & corporate governance committee met four times during fiscal year 2008. The nominating & corporate governance committee has adopted a written charter that is available to stockholders on our website at www.micromet-inc.com. The information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

The functions of the nominating & corporate governance committee include:

•	identifying, reviewing and evaluating qualified candidates to become members of our board of directors consistent with criteria approved by the committee;
•	recommending to the board nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected) or to fill vacancies on our board of directors;
•	conducting an annual review process to assess the performance of our board of directors and the board committees, as well as to assess the level and quality of the interactions between our chief executive officer and our board of directors;
•	making recommendations to the board regarding committee membership; and
•	developing and reviewing our corporate governance guidelines and principles, and if appropriate, recommending changes to such guidelines to our board of directors.

Director Qualifications

The nominating & corporate governance committee’s goal is to assemble a board of directors that brings to our company a variety of perspectives and skills derived from high quality business and professional experience. The nominating & corporate governance committee does, however, believe it appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules. The nominating & corporate governance committee also believes it appropriate for our chief executive officer to participate as a member of our board of directors. In evaluating candidates for membership on our board of directors, the nominating & corporate governance committee considers, among other factors, the appropriate size of our board of directors, personal and professional integrity, ethics and values, experience in corporate management, such as serving as an officer or former officer of a publicly held company, experience in our industry, experience as a board member of another publicly held company, diversity of expertise and experience in substantive matters pertaining to our business relative to other board members, having sufficient time to devote to our affairs, practical and mature business judgment, and experience with relevant social policy concerns. The nominating & corporate governance committee retains the right to modify these qualifications from time to time.

Director Nomination Process

When recommending candidates to our board of directors to be proposed for election at the annual meeting of stockholders, the nominating & corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors who are willing to continue to serve on our board. Current members with qualifications and skills that are consistent with the committee’s criteria for service on our board and who are willing to continue to serve on our board are considered for re-nomination, balancing the value of continuity of service by existing directors with that of obtaining a new perspective. The nominating & corporate governance committee also reviews these incumbent directors’ overall service to our company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. If a director does not wish to continue serving on our board or if our board decides not to re-nominate a director for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria discussed above. The committee generally polls our board and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. In the case of new director candidates, the nominating & corporate governance committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee reviews the qualifications, experience and background of the candidates. The candidates who the committee considers recommending to the board for election or appointment are interviewed by our independent directors and executive management. In making its determinations, the nominating & corporate governance committee evaluates each individual in the context of our board of directors as a whole and our operating requirements, with the objective of assembling a group that can best help perpetuate the success of our company and represent the long-term interests of stockholders through the exercise of sound business judgment. In conducting this assessment, our nominating & corporate governance committee considers diversity, age, skills, and such other factors as it deems appropriate given our current needs, to maintain a balance of knowledge, experience and capability. After review and deliberation of all feedback and data, the nominating & corporate governance committee makes its recommendation to our board of directors. Historically, the nominating & corporate governance committee has used its own network of contacts to compile lists of potential candidates and has not relied on professional search firms to identify director candidates. The nominating & corporate governance committee may in the future choose to do so in those situations where it believes that particular qualifications are required or that a search firm may be best able to identify appropriate candidates.

The nominating & corporate governance committee has adopted a policy regarding the procedures for considering director candidate recommendations of our stockholders. Stockholders wishing to recommend a candidate for consideration by the nominating & corporate governance committee to become a nominee for election as director must write to our corporate secretary at the address set forth on the cover of this proxy statement no later than December 31 preceding the annual meeting of stockholders at which the candidate is proposed to be nominated for election, and include the following information:

•	the stockholder’s name and contact information;
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the nominating & corporate governance committee;
•	the name of and contact information for the candidate and a statement that the candidate is willing to be considered and serve as a director, if elected;
•	a statement of the candidate’s educational experience and business experience for at least the previous five years;
•	information regarding each of the qualifications listed above, other than regarding board size and composition, sufficient to enable the nominating & corporate governance committee to evaluate the candidate;
•	a statement of the value that the candidate would add to our board of directors;
•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;
•	detailed information about any relationship or understanding between the proposing stockholder and candidate; and
•	a list of three character references, including complete contact information for such references.

Our corporate secretary will promptly forward any recommendation of a stockholder that meets these requirements to the chairman of the nominating & corporate governance committee. The nominating & corporate governance committee will evaluate any recommendations from stockholders that meet the requirements in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We have not received director candidate recommendations from our stockholders for the 2009 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Historically, we have not operated under a formal process related to stockholder communications with the board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. On an intermittent basis, the nominating & corporate governance committee will give full consideration to the adoption of a formal process for stockholder communications with the board and, if adopted, publish it promptly and post it to our corporate website.

Code Of Ethics

We have adopted a code of ethics that applies to all officers, directors and employees. The code of ethics is available on our website at www.micromet-inc.com. If we make any substantive amendments to the code of ethics, an updated version of the code will be published on our website. Any waivers of provisions of the code in favor of any executive officer or director will also be disclosed on Form 8-K in accordance with our disclosure obligations under applicable laws and regulations.

Proposal No. 2

Ratification of Selection of Independent Registered Public Accounting Firm

Our audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since 2008. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. However, our audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees for services provided for the fiscal years ended December 31, 2007 and December 31, 2008 by Ernst & Young LLP for fiscal year 2008 and by Ernst & Young AG WPG, our principal accountant in fiscal year 2007. All fees set forth below were approved by the audit committee.

	Fiscal Year Ended
	2007	2008
	(In thousands)
Audit Fees(1)	$663	$840
Tax Fees(2)	8	12
Total Fees	$671	$852

(1)	Includes fees for the integrated audits of our annual financial statements for 2007 and 2008 included in our Annual Reports on Form 10-K, including the effectiveness of internal control over financial reporting, the reviews of our interim period financial statements for 2007 and 2008 included in our quarterly reports on Form 10-Q and related services that are normally provided in connection with regulatory filings or engagements.
(2)	Consists of fees for preparation of 2007 and 2008 tax returns for Tarcanta Limited, a subsidiary of Micromet located in Ireland.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. The audit committee has delegated pre-approval authority to its chairman when expedition of services is necessary. These services may include audit services, audit-related services, tax services and other services. The audit committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of our registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Change in Independent Registered Public Accounting Firm

Former Independent Accountants

In March 2008, our audit committee notified Ernst & Young AG WPG that it had resolved to dismiss Ernst & Young AG WPG as our independent registered public accounting firm, effective as of March 27, 2008.

The reports of Ernst & Young AG WPG on our financial statements for the fiscal year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit of our financial statements for the year ended December 31, 2007 and in the subsequent interim period through March 27, 2008, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act of 1933, as amended) with Ernst & Young AG WPG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young AG WPG, would have caused Ernst & Young AG WPG to make reference to such disagreements in its reports.

During the fiscal year ended December 31, 2007 and in the subsequent interim period through March 27, 2008, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that Ernst & Young AG WPG’s report on our internal control over financial reporting contained an adverse opinion on the effectiveness of our internal control over financial reporting due to the material weaknesses that existed in our internal controls increasing the risk of a financial statement misstatement. The material weaknesses related to transaction level controls over our process for determining accruals for research and development expenses, and an insufficient number of accounting and finance personnel with the knowledge and experience required to properly apply and evaluate the accounting for new, significant and/or infrequent transactions and to ensure an appropriate level of review of financial statement accounts.

Ernst & Young AG WPG reviewed our disclosures made in a Current Report on Form 8-K filed with the SEC on March 31, 2008 and furnished us with a letter stating that it agreed with the disclosures made in that report. This letter was filed as an exhibit to the Current Report on Form 8-K filed on March 31, 2008.

New Independent Accountants

In 2008, the audit committee engaged Ernst & Young LLP as our independent registered public accounting firm, commencing with the fiscal year ended December 31, 2008. During the fiscal year ended December 31, 2007 and through March 27, 2008, neither we, nor anyone acting on our behalf, consulted with Ernst & Young LLP with respect to any accounting or auditing issues involving Micromet. In particular, there was no discussion with us regarding the type of audit opinion that might be rendered on our financial statements, the application of accounting principles applied to a specified transaction or any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors Recommends
A Vote in Favor of Proposal 2.

Executive Officers

The following table lists the names, ages and positions of individuals currently serving as our executive officers. The ages of the individuals are provided as of April 29, 2009.

Name	Age	Position
Christian Itin, Ph.D.	44	President and Chief Executive Officer
Barclay Phillips	46	Senior Vice President, Chief Financial Officer
Patrick Baeuerle, Ph.D.	51	Senior Vice President, Chief Scientific Officer
Carsten Reinhardt, M.D., Ph.D.	42	Senior Vice President, Chief Medical Officer
Mark Reisenauer	43	Senior Vice President, Chief Commercial Officer
Jens Hennecke, Ph.D.	41	Senior Vice President Business Development
Matthias Alder, lic. iur., LL.M.	44	Senior Vice President, General Counsel and Secretary

Christian Itin, Ph.D., age 44, has served as our Chief Executive Officer and as a director since May 2006, and has served in the following capacities with our subsidiary Micromet AG: Chief Executive Officer from 2004 to 2006, Chief Business Officer from 2002 to 2004, Vice President of Business and Corporate Development from 2001 to 2002, Vice President of Corporate Development from 2000 to 2001 and Head of IP and Licensing from 1999 to 2000. Before joining Micromet, Dr. Itin was a co-founder of Zyomyx, Inc., a protein chip company in Hayward, California. Dr. Itin received a Diploma in biology and a Ph.D. in cell biology from the University of Basel, Switzerland. In addition, he also performed post-doctoral research at the Biocenter of Basel University and at the Stanford University School of Medicine.

Barclay A. Phillips has served as our Chief Financial Officer since August 2008. Previously, he served as a member of our board of directors from 2000 until his appointment as our Chief Financial Officer in August 2008. From 1999 to August 2008, Mr. Phillips was a Managing Director of Vector Fund Management. From 1991 to 1999, Mr. Phillips served in various roles including Director of Private Placements and Biotechnology Analyst for INVESCO Funds Group, Inc. From 1985 to 1990, Mr. Phillips held positions in sales and trading with Paine Webber, Inc. and Shearson Lehman Hutton, Inc. Over the last ten years, Mr. Phillips has held board positions for a number of public and private companies and currently serves as a director of Acorda Therapeutics, Inc., a publicly traded biopharmaceutical company. Mr. Phillips received a B.A. in economics from the University of Colorado in Boulder.

Patrick A. Baeuerle, Ph.D. has served as our Chief Scientific Officer since May 2006, and has served as Chief Scientific Officer of Micromet AG since 1998. From 1996 to 1998, Dr. Baeuerle headed the drug discovery activities of Tularik Inc. in South San Francisco, CA, as Director, Drug Discovery. From 1994 to 1996, Dr. Baeuerle served as a full Professor and Chairman of Biochemistry at the Medical Faculty of Freiburg University, Germany. In 1989, he was awarded a group leader position at the Gene Center in Martinsried, Germany, where he did seminal research on transcription factor NF-kappaB. According to a survey by the

Institute for Scientific Information (ISI, Philadelphia, PA, USA), Dr. Baeuerle was Germany’s most frequently cited biomedical scientist of the past decade, and 38th worldwide. He has published more than 220 scientific papers. In addition, Dr. Baeuerle is the first recipient of the Prix Européen de l’Avenir and an elected member of the European Molecular Biology Organization (EMBO). He was appointed Honorary Professor of Immunology at the University of Munich in 2000. Dr. Baeuerle performed his Ph.D. work at the Max Planck Institute for Psychiatry in Martinsried and at the European Molecular Biology Laboratory (EMBL) in Heidelberg, obtained a Ph.D. degree in biology from the University of Munich, and performed his post-doctoral research with David Baltimore at the Whitehead Institute of the Massachusetts Institute of Technology (MIT), Cambridge, MA.

Carsten Reinhardt, M.D., Ph.D. has served as our Chief Medical Officer since June 2007 From May 2006 to June 2007, he served as our Senior Vice President, Clinical Development, and in the same capacity at our subsidiary Micromet AG since June 2005. Before joining Micromet, Dr. Reinhardt was International Medical Leader for Herceptin at Hoffmann-La Roche (Basel, Switzerland) between 2003 and 2005, and Head of Clinical Development at Fresenius Biotech (Munich, Germany) from 2000 to 2003. From 1995 to 2000, Dr. Reinhardt worked at various academic institutions (University of Tübingen, Max-Planck-Institute of Psychiatry, Munich) to complete his curriculum in Neurology. Between 1991 and 1995, Dr. Reinhardt performed his Ph.D. thesis in Cellular Immunology at the Institute of Immunology in Munich, Germany. Dr. Reinhardt received a Medical Degree in 1994 from University of Munich, Germany. Dr. Reinhardt is a Visiting Professor for Pharmaceutical Medicine at the University of Basel.

Mark Reisenauer has served as our Chief Commercial Officer since September 2007. He joined Micromet from Abbott, where he was the General Manager of the Oncology Franchise from 2002 to 2006 and most recently Divisional Vice President and General Manager of the Neuroscience franchise from 2006 to September 2007. Before joining Abbott, Mr. Reisenauer was the Director of Marketing for Breast Cancer (Portfolio Lead) and the Director of Breast Cancer Products at Pharmacia from 1999 to 2002. From 1997 to 1999 he was the Associate Director of Oncology Global Marketing at Bristol-Myers Squibb and from 1988 to 1997 held various positions in sales and oncology marketing at Zeneca. Mr. Reisenauer holds a B.A. degree in Political Science from the University of Wisconsin.

Jens Hennecke, Ph.D. has served as our Senior Vice President Business Development since March 2009. Previously, he served as our Vice President Business Development from May 2006 to March 2009, and in the same capacity at our subsidiary Micromet AG from 2004 to May 2006. He joined Micromet AG in 2001 and performed various business development functions until his promotion to Vice President in 2004. Dr. Hennecke studied biology at the University of Göttingen, Germany, and performed his Ph.D. thesis at the Institute of Molecular Biology and Biophysics at the ETH Zürich, Switzerland, for which he was awarded the Silver Medal of the ETH. He also performed post-doctoral research in x-ray crystallography with Don Wiley at the Department of Molecular and Cellular Biology of Harvard University.

Matthias Alder, lic. iur., LL.M. has served as our Senior Vice President, General Counsel and Secretary since July 2006. Previously, he was a partner with Cooley Godward LLP, a U.S. law firm, where he established and co-chaired the firm’s East Coast Life Sciences Practice. Starting in 1994 and before joining Cooley in 1997, he was in-house counsel for the pharmaceutical business of Novartis in Basel, Switzerland. Between 1988 and 1994, he worked in law firms in Switzerland and in Miami, FL. He is admitted to practice in California, New York, and Virginia, and the Canton of Zurich, Switzerland. Mr. Alder received an LL.M. degree in International and Comparative Law from the University of Miami in 1990. He earned the equivalent of a J.D. degree (lic. iur.) from the University of Basel, Switzerland, graduating magna cum laude in 1988.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2009 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. The address for all directors and executive officers is c/o Micromet, Inc., 6707 Democracy Boulevard, Suite 505, Bethesda, Maryland 20817.

	Beneficial Ownership[1]
Name and Address of Beneficial Owner	Number of Shares	Right to Acquire Beneficial Ownership Under Options or Warrants Exercisable Within 60 Days	Percent of Total
5% Stockholders:
Entities affiliated with Omega Fund(2) c/o 13-15 Victoria Road, St. Peter Port, Guernsey GY1 3ZD, Channel Islands, UK	4,882,813	817,439	11.0%
Entities affiliated with Baker Brothers(3) 667 Madison Avenue, 17th Floor New York, NY 10065	3,724,585	1,079,553	9.2%
Entities affiliated with NGN Capital(7) 369 Lexington Avenue, 17th Floor, New York, New York 10017	3,248,135	1,104,566	8.4%
Entities affiliated with Advent Venture Partners(6) 25 Buckingham Gate, London SW1E 6LD, UK	3,392,119	181,653	7.0%
Entities affiliated with Index Venture Growth Associates(5) No. 1 Seaton Place St. Helier, Jersey, JE4 8YJ Channel Islands	3,529,412	—	6.9%
Merlin BioMed Private Equity Advisors, LLC(8) 230 Park Ave., Suite 928, New York, New York 10169	2,545,781	756,723	6.4%
Entities affiliated with Abingworth Bioventures(4) Princes House 38 Jermyn Street London, England SW1Y 6DN	2,644,860	—	5.2%
Named Executive Officers and Directors:
Christian Itin, Ph.D.	2,885	898,905	1.7%
David F. Hale(9),(10)	225,411	615,597	1.6%
Patrick A. Baeuerle, Ph.D.	22,563	525,576	1.1%
Carsten Reinhardt, M.D., Ph.D.	—	345,868	*
Michael G. Carter, M.B., Ch.B., F.R.C.P.	757	95,135	*
Joseph P. Slattery	5,883	37,042	*
Jerry C. Benjamin	—	75,693	*
John E. Berriman	—	83,212	*
Otello Stampacchia, Ph.D.(2)	4,882,813	878,966	11.1%
Peter Johann, Ph.D.(11)	3,264,900	1,108,096	8.4%
Kapil Dhingra	—	1,944	*
All currently serving executive officers and directors as a group (15 persons)	8,405,212	5,347,830	24.4%

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and in certain cases upon information supplied on Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the

Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 50,912,681 shares outstanding on March 31, 2009, adjusted as required by rules promulgated by the SEC.
(2)	Consists of 3,251,277 shares held of record by Omega Fund I, L.P.; 1,631,536 shares held of record by Omega Fund III, L.P.; and immediately exercisable warrants to purchase 817,439 shares by Omega Fund III, L.P. Otello Stampacchia, a director of the Company, is the sole shareholder of Sigma Holding Limited, which is the sole shareholder of Omega Fund Management Limited, which is the sole shareholder of Omega Fund GP, Ltd., and, indirectly, of Omega Fund III GP, L.P., which are the general partners of Omega Fund I, L.P. and Omega Fund III, L.P., respectively. Sharon Rose Alvarez-Masterson and Connie Helyar are also directors of Omega Fund GP, Ltd. and Omega Fund III G.P. Ltd., the general partner of Omega Fund III GP, L.P. Accordingly, each of Dr. Stampacchia, Ms. Alvarez-Masterson and Ms. Helyar may be deemed to share voting and dispositive power with respect to the securities held by Omega Fund I, L.P. and Omega Fund III L.P. and each disclaims beneficial ownership of the reported securities except to the extent of his or her pecuniary interest therein. For Mr. Stampacchia only, his total also includes 61,527 shares of common stock issuable upon exercise of a stock option held by Mr. Stampacchia and exercisable within sixty days of March 31, 2008. Pursuant to the limited partnership agreements of Omega Fund I, L.P. and Omega Fund III, L.P., Omega Fund I, L.P. and Omega Fund III, L.P. are the beneficiaries of any remuneration, including stock options, received by Mr. Stampacchia in connection with his service as Director of the Company. Mr. Stampacchia disclaims beneficial ownership of the stock options or such shares that may be purchased upon exercise of the stock options, except to the extent of his pecuniary interest therein.
(3)	Amounts were reported on a Schedule 13G/A filed on February 17, 2009. Consists of 12,666 shares held of record and immediately exercisable warrants to purchase 1,103 shares held by Baker Tisch Investments, L.P.; 4,252 shares held of record and immediately exercisable warrants to purchase 1,731 shares held by Baker Bros. Investments II, L.P.; 925,664 shares held of record and immediately exercisable warrants to purchase 283,640 shares held by 667, L.P.; 2,695,498 shares held of record and immediately exercisable warrants to purchase 768,576 shares held by Baker Brothers Life Sciences, L.P.; and 86,505 shares held of record and immediately exercisable warrants to purchase 24,503 shares held by 14159, L.P. By virtue of their ownership of entities that have the power to control the investment decisions of these limited partnerships, Felix J. Baker and Julian C. Baker may each be deemed to be beneficial owners of shares owned by such entities and may be deemed to have shared power to vote or direct the vote of and shared power to dispose or direct the disposition of such securities.
(4)	Amounts were reported on a Schedule 13G filed on October 10, 2008. Consists of 762,507 shares held of record by Abingworth Bioventures II SICAV (“ABV II”); 1,117,647 shares held of record by Abingworth Bioventures V LP (“ABV V”); and 764,706 shares held of record by Abingworth Bioequities Master Fund LTD. (“ABE”). Abingworth Management Limited is the manager of ABV in liquidation and may be deemed to beneficially own the securities held by ABV II. Abingworth LLP is the manager of ABV V and ABE and may be deemed to beneficially own the securities held by ABV V and ABE. Stephen Bunting, Jonathan MacQuitty, Michael Bingham and Joseph Anderson are the investment committee of Abingworth LLP and as such share voting and investment control over the securities held by ABE and ABV V. As investment decisions for the investment funds managed by Abingworth Management Limited (ABV II) and Abingworth LLP (ABV V and ABE) are made by investment committees comprised of substantially the same individuals, each of Abingworth Management Limited and Abingworth LLP may be deemed to beneficially own the securities held by ABV II, ABV V and ABE. Each of Abingworth Management Limited and Abingworth LLP disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The reported amounts do not include warrants exercisable for up to 335,294 shares of common stock held by ABV II and warrants exercisable for up to 229,412 shares of common stock held by ABE. The exercise of the warrants is limited, as the holders thereof may only exercise their respective warrants such that their aggregate beneficial ownership does not exceed 4.99% on a post-exercise basis. Accordingly, the warrants do not currently provide any right to acquire beneficial ownership within 60 days.
(5)	Amounts were reported on a Schedule 13G filed on October 14, 2008. Consists of 2,341,177 shares held of record by Index Venture Growth Associates I Limited; 1,167,059 shares held of record by Index Venture Associates IV Limited; and 21,176 shares held of record by Yucca Partners L.P. Jersey Branch. The reported amounts do not include warrants exercisable for up to 702,353 shares of common stock held by Index Venture Growth Associates I Limited, warrants exercisable for up to 350,118 shares of common stock held by Index Venture Associates IV Limited or warrants exercisable for up to 6,353 shares of common stock held by Yucca Partners L.P. Jersey Branch. The exercise of the warrants is limited, as the holders thereof may only exercise their respective warrants such that their aggregate beneficial ownership does not exceed 4.99% on a post-exercise basis. Accordingly, the warrants do not currently provide any right to acquire beneficial ownership within 60 days. The address of Index Venture Associates IV Limited and Yucca Partners L.P. Jersey Branch is Whitely Chambers, Don Street, St. Helier, Jersey JE49WG.
(6)	Amounts were reported on a Schedule 13G filed on February 13, 2009. Consists of 1,716,582 shares held of record and immediately exercisable warrants to purchase 91,926 shares by Advent Private Equity Fund III “A” Limited Partnership; 840,857 shares held of record and immediately exercisable warrants to purchase 45,029 shares by Advent Private Equity Fund III “B” Limited Partnership; 234,657 shares held of record and immediately exercisable warrants to purchase 12,566 shares by Advent Private Equity Fund III “C” Limited Partnership; 461,466 shares held of record and immediately exercisable warrants to purchase 24,712 shares by Advent Private Equity Fund III “D” Limited Partnership; 66,435 shares held of record and immediately exercisable warrants to purchase 3,558 shares by Advent Private Equity Fund III GmbH & Co. KG; 54,973 shares held of record and immediately exercisable warrants to purchase 2,944 shares by Advent Private Equity Fund III Affiliates Limited Partnership; and 17,149 shares held of record and immediately exercisable warrants to purchase 918 shares by Advent Management III Limited Partnership.
(7)	Consists of 1,885,218 shares held of record and immediately exercisable warrants to purchase 606,509 shares by NGN Biomed Opportunity I, L.P.; 1,362,917 shares held of record and immediately exercisable warrants to purchase 438,474 shares by NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG; and 59,583 shares of common stock issuable upon exercise of a stock option held by NGN Capital LLC and exercisable within sixty days of March 31, 2008.
(8)	Amounts were reported on a Schedule 13G/A filed on January 30, 2009. Dominique Semon is the managing member of Merlin BioMed Private Equity Advisors, LLC and as such is deemed to possess voting and investment control over the shares held by this entity.
(9)	Consists of 207,246 shares of common stock held of record by the Hale Family Trust, dated February 10, 1986, of which Mr. Hale is a co-trustee and 18,165 shares of common stock held of record by Hale BioPharma Ventures.
(11)	Mr. Hale holds options to purchase an aggregate of 606,514 shares that are exercisable within sixty days of March 31, 2008. Also consists of immediately exercisable warrants to purchase 9,083 shares held of record by Mr. Hale.
(12)	Consists of 1,885,218 shares held of record and immediately exercisable warrants to purchase 606,509 shares by NGN Biomed Opportunity I, L.P. and 1,362,917 shares held of record and immediately exercisable warrants to purchase 438,474 shares by NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG. Dr. Johann, a director of the Company, is the managing general partner of NGN Capital LLC, which is the sole general partner of the general partner of NGN Biomed Opportunity I, L.P. and is also the managing limited partner of NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG. As a result, Dr. Johann may be deemed to share voting and dispositive power with respect to the securities beneficially held by these entities and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Also includes 16,765 shares held of record and immediately exercisable warrants to purchase 3,530 shares held by Dr. Johann and 59,583 shares of common stock issuable upon exercise of a stock option held by NGN Capital LLC and exercisable within sixty days of March 31, 2008.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely filed, except that one filing by Omega Fund Management Ltd reporting one transaction was filed late and one filing by Donald Zelm, who at the time was our interim chief financial officer, reporting one transaction, was filed late.

Executive Compensation

Compensation Discussion and Analysis

Philosophy of Our Executive Compensation Program

Our compensation committee has established a philosophy of “pay for performance” to provide guidance for executive compensation. We recognize that attracting, retaining and motivating executive officers and other key employees is critical to executing our corporate strategy and increasing shareholder value. Our philosophy, therefore, is to fairly compensate executive officers, with an emphasis on providing incentives that promote both our short-term and long-term objectives. Achievement of short-term objectives is rewarded through the payment of base salary, annual cash bonuses, and stock option grants vesting upon the achievement of short-term corporate goals, while grants of stock options that vest over time encourage executive officers to focus on our long-term goals. The compensation committee has the discretion to materially increase or decrease compensation based on the levels of achievement of the Company’s and the officer’s objectives and performance.

In order to create the corporate environment for a successful implementation of our long-term strategy, our executive compensation program is further designed to encourage and reward our senior management for:

•	building shareholder value;
•	implementing the corporate strategy as defined by the board of directors;
•	progressing the development of our product candidates towards commercialization;
•	conducting the business in a cost-efficient manner and applying prudent financial planning, accounting and oversight;
•	increasing public awareness of our company; and
•	establishing and maintaining a highly committed and creative organization living up to the highest ethical and business standards.

The market for experienced management is highly competitive in our industry. We aim to attract and retain highly qualified executives to manage each of our business functions. In doing so, we seek to draw upon a pool of talent that is highly sought after by both large and established pharmaceutical and biotechnology companies in our geographic areas and by other development-stage life science companies. Our research and development center is located in Germany, while our finance, legal and corporate functions are located in the United States. For that reason, our senior management must be able to function in an international environment and have the ability to manage personnel in different countries and deal with language and cultural differences. As a result, our executives are recruited from positions in the United States and in Europe, and we compete directly with international pharmaceutical and biotechnology companies for experienced executives.

Overview of Executive Compensation

Our executive compensation program consists of five components, each of which is described in greater detail below:

•	base salary;
•	annual variable performance-based bonus awards, payable in cash or equity;
•	stock-based incentive awards that may include stock option grants vesting upon the achievement of short-term corporate goals or long-term awards that vest over time;
•	other benefits, such as medical, dental, vision and life insurance and disability coverage and participation in our 401(k) plan; and
•	protections in the event of change of control and termination.

Role of Our Compensation Committee

Our compensation committee has the primary authority to determine the Company’s compensation philosophy and approves and administers our executive compensation and benefit programs. Our compensation committee is appointed by our board of directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, or the Code, and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, or the Exchange Act. In order to ensure a full and frank exchange of views by its members, the compensation committee maintains the practice of holding executive sessions, without management present, at each meeting of the committee. During fiscal 2008, our compensation committee was comprised of Messrs. Benjamin and Berriman and Drs. Carter, Johann and Stampacchia. Mr. Benjamin serves as the committee’s chairman.

Our compensation committee reviews the performance of our executive officers, including the named executive officers, during the first quarter of each fiscal year, and when circumstances warrant, at times during the year. In connection with this review, the committee reviews and, where appropriate, adjusts base salaries of the executive officers, determines their incentive bonuses relating to performance during the prior year, and approves our management incentive compensation plan for the upcoming year, including targets and individual and corporate objectives for the year, which are then approved by the board of directors. The committee also periodically reviews equity holdings of the executive officers, including stock options, in order to determine whether such officers are appropriately incentivized and whether the grant of additional stock options or other equity awards is appropriate or warranted.

In March 2008 our compensation committee approved a management incentive compensation plan for 2008, which was designed to reward our executive officers for the achievement of corporate and personal objectives for 2008. In March 2009, the compensation committee awarded bonuses under the management incentive compensation plan for 2008 and adopted a similar plan for 2009.

The compensation committee believes that it is important that our executive compensation packages remain competitive with other biopharmaceutical companies of a similar size and stage of clinical development as us. To assist with this benchmarking effort, in December 2007 the committee engaged Remedy Compensation Consulting, an independent compensation consulting firm, to develop a list of comparable biopharmaceutical companies that the committee determined were similar to us in terms of nature of operations, stage of development, market capitalization or number of employees. For 2008, this list consisted of the following peer companies: Anesiva (ANSV), Anika Therapeutics (ANIK), Antigenics (AGEN), Ariad (ARIA), ArQule (ARQL), Avant Immunotherapeutics (AVAN), BioCryst (BCRX), CombinatorRx (CRXX), Curagen (CRGN), Curis (CRIS), Cyclacel (CYCC), Cytokinetics (CYTK), Dyax (DYAX), GenVec (GNVC), Immunogen (IMGN), Immunomedics (IMMU), Infinity (INFI), Kosan (KOSN), Metabasis (MBRX), Novacea (NOVC), Nuvelo (NUVO), SGX Pharmaceuticals (SGXP), Sunesis (SNSS), Synta (SNTA), and Ziopharm Oncology (ZIOP).

For 2009, in light of the fact that the elements of our executive compensation and the amounts and values of such compensation did not materially change compared to 2008, the committee relied on the same data collected by Remedy and the same list of comparable companies in determining compensation for our executives for 2009, except for those companies that had been acquired in the course of 2008 and were no longer independent companies.

Some of these comparable companies have product candidates with a similar therapeutic focus to ours. As part of the committee’s evaluation of our executive compensation, each element of our compensation program described below was compared, or benchmarked, with the compensation programs of this peer group of comparable companies. The committee also benchmarked the total cash-based compensation paid to our executive officers (including target bonuses under our management incentive compensation plan), as well as total compensation (including equity and all other components), with the executive compensation packages of these comparable companies. These comparisons are described below under “Elements of Our Executive Compensation Program.”

Our chief executive officer makes recommendations to the compensation committee relating to compensation for each of the other named executive officers, which the committee takes under advisement in its compensation decisions. However, the committee may accept or reject the chief executive officer’s recommendations in its sole discretion. Executive officers are not present at the time their compensation is discussed by the compensation committee.

Elements of Our Executive Compensation Program

As noted above and discussed more fully below, we utilize a mix of compensation elements to provide short-term and long-term incentives to our executives. The amount of each element of compensation for the named executive officers is determined by the compensation committee. These elements are described below. The committee’s policy for allocating between short-term and long-term compensation is designed to ensure adequate base compensation to attract and retain executive personnel, while providing incentives to maximize long-term value for us and our stockholders. The committee has no predetermined policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the committee reviews historical and comparative information regarding current and long-term goals in order to determine the appropriate mix.

In order to specify our expectations with regard to our executive officers’ duties and responsibilities, and to provide greater certainty with regard to the amounts payable to our executive officers in connection with certain terminations or change in control events, our compensation committee has approved, and we have entered into, employment agreements with each of our executive officers. Except as provided below, all of the employment agreements with our executive officers contain substantially similar terms. Pursuant to the employment agreements, each executive officer is required to devote substantially all of his time and attention to our Company.

Short-term Compensation

We utilize short-term compensation in the form of base salary, annual adjustments to base salary and incentive-based bonuses payable in cash or equity, to attract and retain qualified and motivated executives and to reward our senior management for sustaining the high level of engagement and effort required to overcome near-term challenges and achieve near-term corporate goals.

Base Salary.  We strive to set an executive officer’s base salary at levels which are necessary to attract and retain qualified executives. Based on our compensation committee’s benchmarking procedures, we generally seek to set the base salaries of our executive officers at approximately the 50th percentile for comparable companies.

As a general matter, the base salary for each of our executive officers is initially established through negotiation at the time the officer is hired, taking into account the executive’s qualifications, experience, prior salary and competitive salary information for corresponding positions in comparable geographic locations. The committee also considers any unique personal circumstances that motivated the executive to leave his or her prior position and join our company. Each of our executive officers then executes an employment agreement that establishes the initial base salary. The employment agreements do not provide for automatic annual increases in salary; rather, the compensation committee annually reviews these base salaries and makes adjustments to the salaries of each executive officer, taking into account seniority, experience, position and functional role, level of responsibility and the executive’s accomplishments against individual and corporate objectives. Salaries may also be reviewed throughout the year in the case of promotions or other significant changes in the executive’s responsibilities. We do not apply specific formulas to determine base salary increases.

In this Compensation Discussion and Analysis, where we have converted Euros to U.S. Dollars, we have used an exchange rate of $1.40974 per Euro, which was the published rate from the OANDA Corporation currency database as of December 31, 2008. Our named executive officers for fiscal year 2008 are all domiciled in Germany and are paid in Euros.

During fiscal 2008, the base salaries for our named executive officers were:

Named Executive Officer	2008 Base Salary ($)	2008 Base Salary (€)
Christian Itin	394,727	280,000
Patrick Baeuerle	349,616	248,000
Carsten Reinhardt	338,338	240,000

These base salaries were established by the compensation committee in February 2007. In March 2008, our chief executive officer recommended to the compensation committee that none of the named executive officers should receive an increase in base salaries for 2008 based on our financial situation at that time, and the compensation committee followed that recommendation. For 2009, the compensation committee approved a 4% increase in the base salaries of the named executive officers, in order to partially reflect the increase in the cost of living over the past two-year period.

Annual Cash Bonus.  The compensation committee intends that a significant percentage of each executive officer’s total short-term cash compensation be made contingent upon our performance as well as upon his level of performance and contribution toward our performance. With this component of our overall compensation program, we aim to incentivize our executives to strive for exceptional performance and the achievement of short-term corporate goals. We generally seek to set targets for this short-term incentive compensation at levels that, when combined with the executive’s base salary, will cause the total cash compensation target for the year to be close to the median levels for total short-term cash compensation of executives in similar positions at comparable companies.

The compensation committee establishes an annual management incentive compensation plan under which our management and other key employees may be eligible to receive annual performance bonuses. The annual performance bonuses for participants in this plan are based on the achievement of corporate goals and, except for our chief executive officer, personal goals. Under this plan, incentive bonuses may be paid in cash, through the issuance of stock or stock options, or by a combination of cash, stock or stock options, at the discretion of the compensation committee. For 2008, the compensation committee approved the payment of performance bonuses in cash, in amounts as described below. In March 2009, the compensation committee adopted a similar management incentive compensation plan for 2009, with the performance bonuses, if any, payable in the first quarter of 2010.

Generally, in order to be eligible to participate in the management incentive compensation plan, an executive officer must have been employed by us for at least three months prior to the end of the year, and must have received certain minimum performance review ratings. In order to establish the corporate goals for a given year, the chief executive officer presents to the compensation committee for approval a list of the overall corporate objectives for the coming year, which are subject to final approval by the board. The chief executive officer, in consultation with the other executive officers participating in the plan, then develops a list of key individual objectives for each of these executive officers. Before making his recommendations to the compensation committee with respect to the achievement of the individual objectives by each executive officer, the chief executive officer provides each executive officer an opportunity to provide input in assessing whether and to what extent the officer’s individual objectives have been achieved. Under the plan, a target bonus amount is expressed as a percentage of the year-end base salary of the executive officer. If an executive is not employed for the full year, his or her incentive compensation will be prorated.

For 2008, the target bonus percentage for Dr. Itin, our chief executive officer, was 50% of his base salary, and for each of Dr. Baeuerle and Dr. Reinhardt, the other named executive officers, the target bonus was 35% of the annual base salary. The 2009 plan includes the same target bonus percentages for the chief executive officer and the other named executive officers.

The bonus to be paid to our chief executive officer is entirely dependent upon the achievement of our corporate goals. The corporate goals for 2008 included the closing of a collaboration agreement meeting certain parameters with respect to revenues received by us under that collaboration, share price goals, investor relations goals, the hiring of certain key personnel, the achievement of clinical and regulatory milestones in our clinical programs, and the achievement of certain results in our research programs. The corporate goals were generally designed to be achievable given effective performance of the executive officers and our company, but also included a target amount for revenues to be generated from new collaboration agreements that required extraordinary efforts and a confluence of favorable circumstances in order to be achieved. The 2009 corporate goals contain the same elements as described above for the 2008 corporate goals, and they are generally designed to be achievable given the effective performance of the executive officers and our company.

For the executive officers other than the chief executive officer, the calculation of the incentive bonus depends upon the achievement of both corporate and personal goals. The personal goals vary between executive officers based upon each executive officer’s job responsibilities, but they are generally designed to provide incentives for the officer to help us achieve our corporate goals. For 2008, the incentive bonus for each of our named executive officers other than the chief executive officer was based 75% on the achievement of corporate goals and 25% on the achievement of personal goals. For 2009, the plan approved by the compensation committee provides for the same weighting of corporate and personal goals.

When establishing the corporate goals for a particular year, the compensation committee assigns a certain weight to each goal, expressed as percentages adding up to one hundred percent (100%) in the aggregate. When evaluating level of achievement for the corporate goals, the compensation committee determines the percentage of achievement with respect to each corporate goal, which percentage is then multiplied by the percentage weighting originally assigned to such goal. The sum of the resulting percentages represents the total achievement of the corporate goals, and is used to calculate that portion of the bonus of the executive officer that is based on the achievement of the corporate goals. The compensation committee may also consider additional corporate goals that have been set by the board of directors during the course of the plan year, and may adjust the corporate goals achievement percentage based on the achievement of such additional corporate goals.

When evaluating the achievement of personal goals, the compensation committee places performance into one of four categories: performance met or exceeded objectives or was excellent in view of prevailing conditions; performance generally met the year’s objectives or was very acceptable in view of prevailing conditions; performance met some, but not all, objectives; and performance was not acceptable in view of prevailing conditions. Each of these categories results in a range of multipliers to the target amount of the executive officers’ bonus that is based on the achievement of the personal goals, except in the case of the chief executive officer whose bonus is based solely on the achievement of the corporate goals. The compensation committee has discretion with respect to the actual multiplier to apply in each case. For 2008 and 2009, the ranges for the four categories were and are 75% to 150%, 50% to 75%, 25% to 50%, and 0%, respectively. As a result, payments under this incentive compensation plan could range from zero to 150% of the respective target bonuses. Additionally, our compensation committee retains the discretion to award additional bonuses outside of the scope of the management incentive compensation plan in extraordinary circumstances.

In March 2009, the compensation committee awarded bonuses to our named executive officers based on the achievement of corporate and personal goals established for 2008. The committee concluded that 76% of our corporate goals for 2008 had been achieved, and that percentage was used as the multiplier for the portion of each named executive officer’s target bonus that is based on the achievement of corporate goals. Total payments under the plan were calculated as set forth in the following table:

Name	Target Bonus in % of Base Salary	Target Bonus(1) ($)	Portion of Target Bonus Based on Achievement of Corporate Goals	Portion of Target Bonus Based on Achievement of Personal Goals	Percentage of 2008 Corporate Goals Achieved	Percentage of 2008 Personal Goals Achieved	Total Award(1) ($)
Christian Itin	50%	197,364	100%	N/A	76%	N/A	150,490
Patrick Baeuerle	35%	122,365	75%	25%	76%	100%	100,569
Carsten Reinhardt	35%	118,418	75%	25%	76%	80%	91,404

(1)	The targets for and the awards to the named executive officers were determined and paid in Euros. We have converted Euros to U.S. Dollars using an exchange rate of $1.40974 per Euro, which was the published rate from the OANDA Corporation currency database as of December 31, 2008.

Performance Stock Options.  In order to further enhance the incentive for the executive officers to achieve certain short-term corporate goals, the compensation committee made the vesting of a significant percentage of each named executive officer’s total stock option grants in 2008 and 2009 contingent upon the achievement of specified short-term corporate goals.

Approximately one-third of the total option grants to the named executive officers made in 2008 were contingent upon the achievement of a specific corporate goal relating to the establishment of a corporate partnership for the development and commercialization of our product candidates. These performance-based options covered 100,000 shares for Dr. Itin, and 75,000 shares each for Dr. Baeuerle and Dr. Reinhardt. In March 2009, the compensation committee determined that the specified corporate goal had been achieved at a level of approximately 43% and that the performance-based stock options granted to the executive officers in 2008 had vested at that percentage level, or 42,857 shares for Dr. Itin’s option, and 32,143 shares each for the options granted to Dr. Baeuerle and Dr. Reinhardt.

For 2009, the compensation committee increased the weighting of the performance-based stock option grants, to constitute one-half of the total option grants to the named executive officers, or 100,000 shares for Dr. Itin, 62,500 shares for Dr. Baeuerle, and 40,000 shares for Dr. Reinhardt. The vesting of these options will occur upon the achievement of specified goals relating to the establishment of corporate partnerships and the achievement of certain clinical development goals.

Long-term Compensation

Long-term compensation in the form of stock option grants is intended to incentivize our executives to pursue the creation of long-term stockholder value and remains a meaningful component of our overall executive compensation package. Because of the long development cycles of product candidates in our industry, there can be significant long-term rewards for executives who remain with our company over a long period of time. We seek to establish levels of option grants as part of our long-term compensation philosophy that provide for potential stock ownership levels around the 50th percentile of companies in our peer group, without taking into account any stock ownership outside of the context of equity awards under our equity incentive plans. This benchmarking is individually tailored, however, by our compensation committee, such that the projected stock ownership for some executives receiving high performance ratings are between the 50th and 75th percentiles for our peer group.

In addition to stock option grants, our Amended and Restated 2003 Equity Incentive Award Plan, or 2003 Plan, also allows us to provide other types of equity awards to our executive officers, but our compensation committee does not currently anticipate granting any types of equity awards other than stock options to our executive officers. In addition, prior to the 2006 merger with Micromet AG, CancerVax Corporation maintained an employee stock purchase plan, which was available for all employees, although this plan is not currently in use by us.

The compensation committee believes that grants of stock options to our executive officers will allow us to further align interests between the executive and our stockholders, and maintain competitive levels of total compensation by providing an opportunity for increased equity ownership.

The executive officers, along with all of our other employees, are eligible to participate in the 2003 Plan. Stock option grant levels are determined by the compensation committee based on data from the same group of peer companies described above. Option grants vary among executive officers based on their positions and performance and may be, but are not automatically, granted to our executives on an annual basis. Newly hired or promoted executive officers also typically receive stock option grants in connection with those events. In addition, the compensation committee considers the competitive conditions applicable to the executive officer’s specific position. We believe this strategy is consistent with the approach of other development stage companies in our industry and, in our compensation committee’s view, is appropriate for aligning the interests of our executives with those of our stockholders over the long term.

We believe that option-based compensation encourages retention of our executive officers, as the awards are generally designed to vest over time, usually four years for new hires, with one-fourth of the number of shares vesting on the first anniversary of the date of hire, and the remainder vesting in equal monthly installments thereafter. Options granted to existing employees generally vest on a monthly basis in equal installments over a three-year period from the date of grant. However, our compensation committee has the discretion to grant options with performance-based vesting criteria, as it has done in both 2008 and 2009 as described above under “Short-term Compensation.”

Stock options generally have a term of ten years from the date of grant, and prior to exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights. We generally do not permit the early exercise of stock options prior to vesting.

According to the grant guidelines established by our compensation committee, option grants to employees become effective on the first day of the month following the decision of the compensation committee to make the option grant, with the exercise price being the closing price of our common stock on the last trading day preceding the effective date of the grant. This procedure provides transparency to our employees and our investors, and is followed rigorously to ensure that the exercise price of our options will not be subject to concerns that backdating of the options may have occurred at the time of grant. Our compensation committee does not have any plan or practice to coordinate stock option grants with our release of material non-public information or any other investor relations activities. Stock options are generally approved at meetings of the compensation committee rather than the full board of directors.

We do not have any security ownership guidelines or requirements for our executive officers. The table below entitled “Outstanding Equity Awards at December 31, 2008” summarizes the stock option holdings of our named executive officers as of December 31, 2008.

In connection with the executive compensation review in February 2008, the compensation committee approved option grants of 150,000 shares for Dr. Itin, 100,000 shares for Dr. Baeuerle, and 100,000 shares for Dr. Reinhardt. The option grants took effect in April 2008. In connection with the executive compensation review in March 2009, the compensation committee approved option grants of 100,000 shares for Dr. Itin, 62,500 shares for Dr. Baeuerle, and 40,000 shares for Dr. Reinhardt. The option grants took effect in April 2009. The exercise price of all of these grants was equal to the closing price of our common stock on the last trading day preceding the grant date, and all such options will vest over a three-year period from the date of grant in equal monthly installments.

In determining the long-term stock option grants to our named executive officers in February 2008 and March 2009, the compensation committee evaluated each named executive’s current stock option holdings and potential ownership percentage of our company on an as-exercised basis, and approved new grants of stock options that, when added to the executive’s existing option holdings, result in total holdings near the median for our peer group.

Other Benefits

Our named executive officers receive cash payments in amounts comparable to those that our German subsidiary Micromet AG is making under government-mandated social security and health insurance benefits programs for its employees in Germany. In addition, we hold a group accident insurance policy that covers those executives in the event of accident-related disability or death.

We believe that these benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

We do not provide pension arrangements or post-retirement health coverage for our executives or employees, nor do we provide any nonqualified defined contribution plans or other deferred compensation plans.

Change of Control and Termination Protection

We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for them to find comparable employment within a short period of time. We also believe that it is important to protect our named executive officers in the event of a change of control transaction involving our company, as a result of which such officers might have their employment terminated. In addition, we believe that the interests of management should be aligned with those of our stockholders as much as possible, and we believe that providing protection upon a change of control is an appropriate counter to any disincentive such officers might otherwise perceive in regard to transactions that may be in the best interest of our stockholders. As part of our normal course of business, we engage in discussions with other biotechnology and pharmaceutical companies about possible collaborations and licensing transactions, as well as other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established pharmaceutical companies consider companies at similar stages of development to ours as potential acquisition targets. We desire to encourage our management team to act in the best interests of our stockholders, even though their employment with us could be terminated as a result of the transaction. As a result of these considerations by our compensation committee, the employment agreements with our named executive officers provide for severance benefits to be paid if the executives are terminated under specified conditions, as well as benefits in connection with a change in control of our company.

Our employment agreements with our named executive officers provide each executive with severance benefits in the event his employment is terminated by us other than for cause, if the executive resigns for good reason or in the case of the permanent disability of the executive. Specifically, in the event of such a termination, the named executive officer will receive, conditioned upon our receipt of a general release of claims, the following benefits:

•	any accrued but unpaid base salary as of the date of termination;
•	an amount that is the greater of (a) twelve months of salary continuation payments (or eighteen months for Dr. Itin upon termination in connection with a change of control) or (b) the benefits under any other severance benefit plan of ours applicable to the named executive officer;
•	an amount equal to the average of the named executive officer’s bonuses for the three years prior to the date of termination (which bonus will be prorated for the period of time served by the executive during the year of termination, except if the termination is within six months prior to or twelve months following a change of control, in which case such bonus will not be prorated; in addition, Dr. Itin’s bonus would not be prorated in any event);
•	costs associated with the continuation of the payments based on the amounts Micromet AG is paying under government-mandated social security and health insurance benefits programs for its employees in Germany;
•	life insurance benefits coverage to the extent the executive was receiving such benefits prior to the date of termination; and
•	costs for outplacement services up to €15,000.

In the event of the death of a named executive officer, the officer’s estate will be entitled to receive accrued but unpaid base salary through the date of death, plus any other amounts to which the officer was entitled under our bonus or compensation plans or practices at the time of the executive’s death; twelve months of salary continuation payments; an amount equal to the officer’s bonus for the year in which the death occurs, payable over the twelve month period commencing on the date of death; and costs associated with the continuation of health insurance for the executive’s dependents for twelve months.

In addition to the foregoing benefits, if the named executive officer’s employment is terminated by us other than for cause, if the executive resigns for good reason or in the case of the permanent disability or death of the executive, that portion of the executive’s stock awards which would have vested if the executive had remained employed for an additional twelve months will immediately vest on the date of termination.

In the event of a change of control of our company, 50% of each named executive officer’s unvested stock awards will immediately become vested and exercisable on the date of the change of control. Further, if the named executive officer’s employment is terminated by us other than for cause, or if the executive resigns for good reason, within six months prior to or twelve months following a change of control, all of the officer’s remaining unvested stock awards will automatically vest and become exercisable on the later of the date of termination or the date of the first closing of any transaction or the stockholder vote resulting in such change of control. For Dr. Itin only, in the event of a change of control any remaining unvested stock awards will become vested and exercisable on the six-month anniversary of the date of the change of control if he is employed by us or our successor at that time.

For purposes of the employment agreements with our named executive officers, “cause” generally means the executive’s material breach of the executive’s employment agreement or any other written agreement between the executive and us; the executive’s gross negligence or willful misconduct in the performance of his duties; the executive’s commission of any act or omission constituting dishonesty or fraud that has a material adverse impact on us; the executive’s conviction of, or plea of guilty or no contest to, a felony; conduct by the executive which in the good faith and reasonable determination of the board of directors demonstrates gross unfitness of the executive to serve; the executive’s failure to attempt in good faith to implement a clear and reasonable directive of the board of directors after written notice of such failure, and failure by the executive to cure the same within fifteen business days after receipt of such notice; persistent unsatisfactory performance of the executive’s job duties after written notice of such and failure to cure the deficiency after having been provided with a reasonable opportunity to cure, if deemed curable; or executive’s breach of his fiduciary duty to us. Prior to any determination by us that “cause” has occurred, we will provide the executive with written notice of the reasons for our determination, afford the executive a reasonable opportunity to remedy any breach, and provide the executive an opportunity to be heard prior to the final decision to terminate the executive’s employment.

For purposes of the employment agreements with our named executive officers, “good reason” generally means the assignment to the executive of any duties or responsibilities which result in the material diminution of the executive’s position; a reduction in the executive’s base salary; a relocation of the executive’s place of employment to a location outside the metropolitan area in which the executive works, except for required travel on company business; any material breach by us of the executive’s employment after written notice of the breach and failure by us to cure the breach within fifteen business days after receipt of such notice; any purported termination of the executive’s employment for cause by us that is not in accordance with the definition of cause set forth in the employment agreement; any failure to pay the executive the earned bonus for any period under any management incentive compensation plan adopted by us, if a majority of our other officers have been paid bonuses for such period under such plan; or any failure by us to obtain the assumption of the executive’s employment agreement by any of our successors or assignees.

If the employment of each named executive officer had been terminated due to death, permanent disability, termination without cause or termination for good reason as of December 31, 2008, the estimated maximum benefits that each would have received under their employment agreements are set forth in the table below. For amounts payable in Euros, we have used an exchange rate of $1.40974 per Euro, which was the published rate from the OANDA Corporation currency database as of December 31, 2008.

	Payments Receivable upon Termination from Death, Permanent Disability, Termination without Cause or Termination for Good Reason
Name	Salary Continuation ($)	Bonus Due to Termination from Death ($)	Healthcare Benefits and Other Compensation ($)(2)	Intrinsic Value of Additional Vested Stock Options ($)(1)	Total Receivable due to Termination from Death ($)	Incremental Change in Bonus Upon Termination for Disability, without Cause or with Good Reason ($)	Incremental Payment Upon Termination for Disability, without Cause or with Good Reason (Outplacement Costs) ($)	Total Receivable due to Termination for Disability, without Cause or for Good Reason ($)
Christian Itin	394,727	150,490	23,032	580,500	1,148,749	(21,626)	21,146	1,148,269
Patrick Baeuerle	349,616	100,569	23,647	266,999	740,831	(14,794)	21,146	747,183
Carsten Reinhardt	338,338	91,405	21,235	253,977	704,955	(9,775)	21,146	716,326

(1)	The intrinsic value of additional stock options shown above is the difference between the closing stock price of $4.36 per share on December 31, 2008 and the exercise price, times the number of additional shares that would have vested upon termination.
(2)	Amounts in this column consist of payments to the named executive officer in lieu of payments on the officer’s behalf into the German state pension, unemployment and health insurance system.

If we had entered into a change of control transaction on December 31, 2008 and if the employment of each of the named executive officers had been terminated as of December 31, 2008, and such termination was without cause or for good reason the maximum estimated benefits that each named executive officer would have received under their employment agreements are set forth in the following table. For amounts payable in

Euros, we have used an exchange rate of $1.40974 per Euro, which was the published rate from the OANDA Corporation currency database as of December 31, 2008.

	Incremental Payments for Termination in Connection with Change of Control
Name	Intrinsic Value of Additional Vested Stock Options Upon Change of Control ($)(1)	Salary Continuation ($)	Bonus ($)	Healthcare Benefits and Other Compensation ($)(2)	Maximum Outplacement Costs ($)	Intrinsic Value of Additional Vested Stock Options Upon Termination ($)(1)	Total Receivable due to Termination in Connection with Change of Control ($)
Christian Itin	489,750	592,091	128,864	34,248	21,146	489,750	1,755,849
Patrick Baeuerle	236,500	349,616	85,775	23,647	21,146	236,500	953,184
Carsten Reinhardt	241,814	338,338	81,630	21,235	21,146	241,814	945,977

(1)	The intrinsic value of additional stock options which would vest upon a change of control of Micromet and upon a termination in connection with a change of control of Micromet is based upon a closing stock price of $4.36 per share on December 31, 2008. In the event of a change of control of Micromet, on December 31, 2008, 50% of the unvested stock options would have vested at the time of the ownership change,. The remaining 50% vest if the executive officer is terminated within twelve months thereafter, except that in the case of Dr. Itin only, any remaining unvested stock awards will become vested and exercisable on the six-month anniversary of the date of the change of control even if he is employed by us at that time.
(2)	Amounts in this column consist of payments to the named executive officer in lieu of payments on the officer’s behalf into the German state pension, unemployment and health insurance system.

Total Compensation

We intend to continue our strategy of compensating our executive officers at competitive levels consistent with those described above, with the opportunity to earn above-market pay for above-market performance, through programs that emphasize performance-based incentive compensation in the form of cash and equity. To that end, total executive compensation is structured to ensure that, due to the nature of our business, there is an equal focus on our financial performance, individual performance, and the progress toward executing our long-term corporate strategy. For 2008, the total compensation paid to the named executive officers fell near the median of total compensation paid to executives holding equivalent positions in our comparable group of companies. We believe that this position was consistent with our financial performance, the individual performance of each of our named executive officers and the progress towards achieving our long-term strategic goals. We also believe that the total compensation paid to our named executive officers was reasonable.

Evolution of our Compensation Strategy

In light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual cash bonus incentives and performance-based stock option grants tied to corporate and individual performance objectives, long-term equity-based incentive compensation, and the other benefits described above. The competitive posture of our total annual compensation versus the market benchmarks will vary from year to year based on corporate and individual performance, as well as the performance of the comparable group companies and their respective levels of annual performance bonus awards made to their executive officers.

Our compensation strategy is necessarily tied to the stage of our corporate development. Accordingly, the specific direction, emphasis and components of our executive compensation program will continue to evolve in parallel with the evolution of our corporate and business strategy. Our Compensation Discussion and Analysis will, in the future, reflect these evolutionary changes.

Impact of Financial Accounting and Tax Considerations on Compensation Decisions

As described in greater detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2008, we account for stock-based compensation provided to our employees in accordance with Statement of Financial

Accounting Standards, or SFAS, No. 123(R). SFAS No. 123(R) requires us to estimate the fair value of stock-based compensation at the time of the award and record that value as an expense over the vesting period of the award. Applicable accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Unless and until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense will not be material to our compensation decisions. We structure cash bonuses so that they are taxable to our executive officers at the time they are paid. We currently intend that all cash compensation paid will be tax deductible by us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gain recognized by the optionee will not be deductible by us if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the recipient. With respect to equity and cash compensation, we generally seek to structure such awards so that they do not constitute “deferred compensation” under Section 409A of the Code, thereby avoiding penalties and taxes on such compensation applicable to deferred compensation.

Limitations on deductibility of compensation may occur under Section 162(m) of the Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive officer. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

The non-performance based compensation paid in cash to our executive officers in 2008 did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that the non-performance based compensation to be paid in cash to our executive officers in 2009 will exceed that limit. In addition, our 2003 Plan has been structured so that any compensation paid in connection with the exercise of option grants under that plan with an exercise price equal to at least the fair market value of the option shares on the date of grant will qualify as performance-based compensation and therefore not subject to the deduction limitation.

We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of our stockholders, after taking into account changing business conditions or the officer’s performance.

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2008 and 2007, compensation awarded or paid to, or earned by our principal executive officer and our two other most highly compensated executive officers during the fiscal year ended December 31, 2008. We refer to these individuals in this proxy statement as the Named Executive Officers. For amounts paid in Euros, we have used an exchange rate of $1.40974 per Euro for the fiscal year ended December 31, 2008 and $1.4729 per Euro for the fiscal year ended December 31, 2007, which were the published rates from the OANDA Corporation currency database as of December 31, 2008 and December 31, 2007, respectively.

Summary Compensation Table for Fiscal 2008

Name and Principal Position	Year	Salary(1) ($)	OptionAwards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total(5) ($)
Christian Itin, President and Chief Executive Officer	2008	394,727	605,181	150,490	23,032	1,173,430
	2007	412,412	523,838	125,197	24,902	1,086,349
Patrick A. Baeuerle Senior Vice President and Chief Scientific Officer	2008	349,616	301,940	100,569	23,647	775,772
	2007	365,279	321,685	86,901	24,645	798,510

Name and Principal Position	Year	Salary(1) ($)	OptionAwards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total(5) ($)
Carsten Reinhardt Senior Vice President and Chief Medical Officer	2008	338,338	241,537	91,404	21,235	692,514
	2007	344,905	188,315	83,955	22,382	639,558

(1)	Amounts in this column reflect base salary for each of the named executive officers earned in 2008 and 2007. For information concerning base salaries for 2008 and 2009, see the Compensation Discussion and Analysis section of this proxy statement. The lower compensation reflected in this column for 2008 is solely the result of the difference in the exchange rate from December 31, 2007 to December 31, 2008. For 2008, Drs. Itin, Baeuerle and Reinhardt’s base salaries remained at the same levels they were at December 31, 2007.
(2)	Amounts in this column represent the compensation costs incurred by us during the indicated year related to stock options held by the named executive officer, including grants made in previous years, rather than an amount paid to or realized by the named executive officer. These amounts were calculated utilizing the provisions of SFAS No. 123(R), using a Black-Scholes pricing model and assuming no forfeiture of awards granted to the named executive officers. For additional information regarding assumptions made by us in valuing equity awards under SFAS 123(R), see Notes 3 and 14 to our consolidated financial statements for the year ended December 31, 2008.
(3)	Amounts in this column consist of the total performance-based compensation earned by the named executive officers under our 2008 and 2007 incentive compensation plans for service rendered in fiscal year 2008 and 2007, respectively, which amounts were awarded in March 2009 and February 2008, respectively. A discussion of the methodology by which the awards for 2008 were determined is set forth in the “Compensation Discussion and Analysis” section of this proxy statement.
(4)	Amounts in this column consist of payments to the named executive officer in lieu of payments on the officer’s behalf into the German state pension, unemployment and health insurance system.
(5)	The dollar values in this column for each named executive officer represent the sum of all compensation referenced in the preceding columns.

Securities authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2008.

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by security holders(1)	6,485,200	3.347	155,456
Equity compensation plans not approved by security holders(2)	1,223,945	1.66	443,614
Total	7,709,145	3.284	599,070

(1)	Includes the 2003 Amended and Restated Equity Incentive Plan and the Employee Stock Purchase Plan. No shares are currently outstanding under the Employee Stock Purchase Plan and 204,819 shares remain available under that plan.
(2)	Consists of the 2006 Equity Incentive Award Plan and the Third Amended and Restated 2000 Stock Incentive Award Plan.

Descriptions of our equity incentive plans that were not approved by our stockholders are contained in Note 13 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Outstanding Equity Awards at December 31, 2008

The following table shows, as of December 31, 2008, certain information regarding outstanding equity awards for the named executive officers, all of which are unexercised stock options.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Market Price of Common Stock on Date of Grant ($)(3)		Option Expiration Date
Christian Itin	340,772	—		—	1.66	6.51	(4)	5/4/16
	375,000	375,000	(2)	—	2.56	2.56		6/10/17
	33,333	116,667	(2)	—	1.75	2.00		3/31/18
	—	—		100,000	1.75	2.00		4/1/18
Patrick Baeuerle	272,253	—		—	1.66	6.51	(4)	5/5/16
	150,000	150,000	(2)	—	2.56	2.56		6/10/17
	22,222	77,778	(2)	—	1.75	2.00		3/31/18
	—	—		75,000	1.75	2.00		4/1/18
Carsten Reinhardt	79,936	—		—	1.66	6.51	(4)	5/4/16
	92,118	77,946	(1)	—	2.62	2.62		10/3/16
	50,000	50,000	(2)	—	2.56	2.56		6/10/17
	22,222	27,778	(2)	—	2.38	2.31		8/1/17
	22,222	77,778	(2)	—	1.75	2.00		4/1/18
	—	—		75,000	1.75	2.00		4/1/18

(1)	Twenty-five percent of the shares underlying this option vested on October 3, 2007, with the remainder vesting in 36 equal monthly installments through October 3, 2010.
(2)	The shares underlying these grants vest over a three year period from the date of grant in equal monthly installments.
(3)	This column lists the closing price of our common stock on the date of grant.
(4)	These options were granted by our subsidiary Micromet Holdings, Inc. prior to the merger with CancerVax Corporation at a time when that company’s shares were not publicly traded. The options were assumed by us upon the closing of the merger as of May 5, 2006, at which time the exercise price became fixed at 25% of the closing price of our common stock on May 4, 2006, the trading date immediately preceding the merger. The closing price as of May 4, 2006 was $6.63 per share, after giving pro forma effect to a 1-for-3 reverse stock split of our common stock on that date.

Option Exercises and Stock Vested

None of the named executive officers exercised any stock options during 2008, and no awards of shares of our common stock vested during 2008.

Pension Benefits

None of our named executive officers participates in or has account balances in non-qualified defined benefit plans or supplemental executive retirement plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has account balances in any non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Director Compensation

The following table shows for the fiscal year ended December 31, 2008 certain information with respect to the compensation of all our non-employee directors. Dr. Itin did not receive any compensation as director in 2008. Dr. Itin’s compensation in his capacity as our President and Chief Executive Officer has been fully reflected in the Summary Compensation Table contained in this proxy statement.

Director Compensation for Fiscal Year 2008

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(2),(3)		Other Compensation ($)		Total ($)
Jerry C. Benjamin	31,500	(4)	86,274	(14)	—		117,774
John E. Berriman	36,500	(5)	82,716	(15)	—		119,216
Michael G. Carter	29,000	(6)	86,890	(16)	—		115,890
David F. Hale	110,500	(7)	221,006	(17)	38,000	(8)	369,506
Christian Itin	—	(9)	—	(9)	—	(9)	—	(9)
Peter Johann	30,500	(10)	72,041	(18)	—		102,541
Barclay A. Phillips	25,500	(11)	82,140	(19)	111,260	(22)	218,900
Joseph P. Slattery	33,500	(12)	34,028	(20)	—		67,528
Otello Stampacchia	27,500	(13)	78,005	(21)	—		105,505

(1)	Pursuant to our Director Compensation Policy, non-employee directors receive an annual retainer fee paid in quarterly installments. The annual retainer fee was $16,000 during the 1st and 2nd quarter of 2008, and was increased to $20,000 per year starting with the 3rd quarter of 2008. Our chairman receives an additional annual retainer fee of $85,000 paid in quarterly installments. In addition, pursuant to our Director Compensation Policy, non-employee directors receive a meeting stipend of $1,500 for each board meeting attended and a meeting stipend of $1,000 for each committee meeting attended. Non-employee directors receive the meeting stipend also with respect to telephonic board meetings and committee meetings if such telephonic meetings last two hours or longer.
(2)	Pursuant to our Director Compensation Policy, each non-employee director, other than the chairman of the board, received at the time of the merger with CancerVax Corporation, or receives upon the initial appointment or election to the board, a non-qualified stock option to purchase 35,000 shares of our common stock. The chairman received a non-qualified stock option to purchase 70,000 shares of our common stock at the time of the merger between CancerVax Corporation and Micromet AG. Each of these options vests in equal installments at the end of each calendar month over a period of three years from the date of grant, such that each stock option is 100% vested on the third anniversary of its date of grant, subject to a director’s continuing service on the board through each vesting date. In addition, on the date of each annual meeting of stockholders, (i) the chairman of the audit committee receives a non-qualified stock option to purchase 7,500 shares of our common stock, (ii) the chairman of the compensation committee receives a non-qualified stock option to purchase 5,000 shares of our common stock, and (iii) the chairman of the nominating & corporate governance committee receives a non-qualified stock option to purchase 2,500 shares of our common stock. Each of these options vests in equal installments at the end of each calendar month over a period of one year from the date of grant, such that each stock option is 100% vested on the first anniversary of the date of grant, subject to a director’s continuing service on the board through each vesting date. In addition, on the date of each annual meeting of stockholders, all non-employee directors, other than the chairman of the board, receive a non-qualified stock option to purchase 15,000 shares of our common stock, and the chairman receives a non-qualified stock option to purchase 30,000 shares of our common stock. Each of these options vests in equal installments at the end of each calendar month over a period of one year from the date of grant, such that each stock option is 100% vested on the first anniversary of the date of grant, subject to a director’s continuing service on the board through each vesting date. Pursuant to our Director Compensation Policy, the exercise price for each of the grants is the closing price on the date of grant.
(3)	Amounts in this column represent the compensation costs incurred by us during 2008 related to stock options held by the director, rather than an amount paid to or realized by the director. These amounts were calculated utilizing the provisions of SFAS No. 123(R), using a Black-Scholes pricing model and assuming no forfeiture of awards granted to the director. For additional information regarding assumptions made by us in valuing equity awards under SFAS 123(R), see Notes 3 and 14 to our consolidated financial statements for the year ended December 31, 2008.
(4)	Comprised of $18,000 in annual director retainer fees, $7,500 in board meeting attendance fees, and $6,000 in committee meeting attendance fees.
(5)	Comprised of $18,000 in annual director retainer fees, $7,500 in board meeting attendance fees, and $11,000 in committee meeting attendance fees.

(6)	Comprised of $18,000 in annual director retainer fees, $6,000 in board meeting attendance fees, and $5,000 in committee meeting attendance fees.
(7)	Comprised of $103,000 in annual director and chairman retainer fees, and $7,500 in board meeting attendance fees.
(8)	Reimbursement of expenses incurred by Mr. Hale for his administrative assistant.
(9)	Dr. Itin did not receive any compensation as a director of the Company during 2008. Dr. Itin’s compensation in his capacity as President and Chief Executive Officer of the Company is reflected in the Summary Compensation Table.
(10)	Comprised of $18,000 in annual director retainer fees, $7,500 in board meeting attendance fees, and $5,000 in committee meeting attendance fees. All fees were paid to NGN Capital LLC.
(11)	Comprised of $13,000 in annual director retainer fees, $4,500 in board meeting attendance fees, and $8,000 in committee meeting attendance fees. All fees were paid to Vector Fund Management L.P. Mr. Phillips resigned as a director in August 2008 upon his appointment as our Senior Vice President and Chief Financial Officer. Compensation paid to Mr. Phillips in his capacity as an employee of our company are described in footnotes 19 and 22 below.
(12)	Comprised of $18,000 in annual director retainer fees, $7,500 in board meeting attendance fees, and $8,000 in committee meeting attendance fees.
(13)	Comprised of $18,000 in director retainer fees, $7,500 in board meeting attendance fees and $2,000 in committee meeting attendance fees, in each case paid to Omega Fund I, L.P. and Omega III, L.P. in proportion to their relative shareholdings in the Company.
(14)	The aggregate number of option awards outstanding at December 31, 2008 was 80,000 shares.
(15)	The aggregate number of option awards outstanding at December 31, 2008 was 83,155 shares.
(16)	The aggregate number of option awards outstanding at December 31, 2008 was 98,608 shares.
(17)	The aggregate number of option awards outstanding at December 31, 2008 was 609,295 shares.
(18)	The aggregate number of option awards outstanding at December 31, 2008 was 65,000 shares, which are held in the name of NGN Capital LLC.
(19)	The aggregate number of option awards outstanding at December 31, 2008 was 79,166 shares, which are held by Mr. Phillips for the benefit of Vector Fund Management L.P. In connection with the appointment of Mr. Phillips as our Senior Vice President and Chief Financial Officer, on September 1, 2008 we granted him an additional option to purchase 300,000 shares of common stock. Options to purchase 25% of the shares will vest on September 1, 2009, and the remainder of the options will vest in 36 equal monthly installments thereafter, such that all of the options will be vested by the fourth anniversary of the date of grant.
(20)	The aggregate number of option awards outstanding at December 31, 2008 was 57,500 shares.
(21)	The aggregate number of option awards outstanding at December 31, 2008 was 65,000 shares. Pursuant to the limited partnership agreements of Omega Fund I, L.P. and Omega Fund III, L.P., Omega Fund I, L.P. and Omega Fund III, L.P. are the beneficiaries of any remuneration, including stock options, received by Mr. Stampacchia in connection with his service as a director of the Company. Mr. Stampacchia disclaims beneficial ownership of the stock options or such shares that may be purchased upon exercise of the stock options, except to the extent of his pecuniary interest therein.
(22)	In connection with the appointment of Mr. Phillips as our Senior Vice President and Chief Financial Officer, we entered into an employment agreement with Mr. Phillips, effective as of August 30, 2008. In 2008 Mr. Phillips received a base salary of $300,000 per year, which amounted to $100,000 during 2008. Mr. Phillips did not participate in our management incentive compensation plan for 2008. During 2008, we also paid to Mr. Phillips $11,260 in relocation expenses, which include temporary housing expenses and reimbursement of expenses incurred by Mr. Phillips in connection with the sale of his previous residence.

Transactions With Related Persons

Related-Person Transactions Policy and Procedures

Under its charter, our audit committee is responsible for reviewing and approving all related party transactions. We annually require each of our directors and executive officers to complete a director and officer questionnaire that elicits information about related person transactions, including any such transactions which are required to be disclosed under the rules of the SEC. In addition, under our Code of Ethics, our directors, officers and employees are expected to avoid conflicts of interest with us and are required to report any such conflicts of interest to our General Counsel or, in the case of our directors, to the full board. Our audit committee reviews all such transactions and relationships which come to its attention either through the director and officer questionnaires or otherwise, and considers whether to approve or take other appropriate action with respect to such transactions or relationships.

Certain Related-Person Transactions

We have entered into indemnity agreements with our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Micromet stockholders will be “householding” our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker. Direct your written request to Micromet, Inc., Attn: Corporate Secretary, 6707 Democracy Boulevard, Suite 505, Bethesda, Maryland 20817. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the board of directors

/S/ MATTHIAS ALDER

Matthias Alder
Secretary

April 30, 2009

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2008 is available without charge upon written request to: Corporate Secretary, Micromet, Inc., 6707 Democracy Boulevard, Suite 505, Bethesda, Maryland 20817.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Form 10-K, Telephone/Internet insert (BR supplied) is/are available at www.proxyvote.com .

Micromet, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 17, 2009

The stockholder(s) hereby appoint Mark Reisenauer and Matthias Alder, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as described on the reverse side of this ballot, all of the shares of common stock of Micromet, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Time, on June 17, 2009, at the Marriott Suites Bethesda, 6711 Democracy Boulevard, Bethesda, Maryland, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

Continued and to be signed on reverse side

0000025720_2 R2.09.03.17

MICROMET, INC.
6707 DEMOCRACY BOULVARD
BETHESDA, MD 20817

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors — For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Mr. David Hale 02 Dr. Michael Carter 03 Mr. John Berriman

The Board of Directors recommends you vote FOR the following proposal(s):

The Board of Directors does not have a recommendation for voting on the following proposal(s):

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000025720_1 R2.09.03.17